Exhibit 99.1

MAD CATZ® REPORTS FISCAL 2014 THIRD QUARTER FINANCIAL RESULTS

Net Sales of $32.9 Million; Diluted Net Loss per Share of $0.01

San Diego, CA – February 6, 2014 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT/TSX: MCZ), today announced financial results for the fiscal 2014 third quarter ended December 31, 2013.

Key Highlights of Fiscal 2014 Third Quarter and Subsequent:

•	Net sales in the quarter declined 27% to $32.9 million, with the Company’s European sales down 9% and sales to North America and APAC down 48% and 27%, respectively;

•	Gross margin was 24.1%, compared to 28.7% in the third quarter last year;

•	Total operating expenses decreased 20% year-over-year to $7.0 million;

•	Diluted loss per share of ($0.01), compared to diluted earnings per share of $0.05 in the third quarter last year;

•	Net position of bank loan, less cash, of $11.1 million at December 31, 2013, compared to $6.1 million at March 31, 2013 and $13.5 million at December 31, 2012;

•	Announced the S.T.R.I.K.E.M Mobile Gaming Keyboard for mobile devices;

•	Shipped the TRITTON™ Kunai™ Mobile Stereo Headset for handheld consoles, Windows® PC, Mac®, and smart devices;

•	Shipped the M.O.J.O.™ Micro-Console™ for Android™;

•	Announced the Saitek® X-55 RHINO® H.O.T.A.S. System for Windows® PC;

•	Announced the R.A.T.TE (Tournament Edition) Gaming Mouse for Windows® PC and Mac®;

•	Shipped the TRITTON Kama Stereo Headset for PlayStation® 4 and PlayStation® Vita; and

•	Appointed John Nyholt and Scott Guthrie to the Board of Directors.

Summary of Financials

(in US$ thousands, except margins and per-share data)

	Three Months Ended December 31,		Change	Nine Months Ended December 31,		Change
	2013	2012		2013	2012
Net sales	$32,889	$45,019	(27)%	$69,412	$98,056	(29)%
Gross profit	7,925	12,903	(39)%	18,060	28,165	(36)%
Total operating expenses	7,023	8,759	(20)%	22,893	25,201	(9)%

Operating income (loss)	902	4,144	(78)%	(4,833)	2,964	(263)%

Net (loss) income	($566)	$3,127	(118)%	($7,176)	$960	(848)%

Net (loss) income per share, basic	($0.01)	$0.05	(120)%	($0.11)	$0.02	(650)%

Net (loss) income per share, diluted	($0.01)	$0.05	(120)%	($0.11)	$0.01	(1200)%

Gross margin	24.1%	28.7%	(4.6)%	26.0%	28.7%	(2.7)%
EBITDA (loss) (1)	$1,556	$5,202	(70)%	($3,407)	$5,830	(158)%
Adjusted EBITDA (loss) (1)	$1,333	$5,390	(75)%	($2,797)	$7,056	(140)%

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 7.

Commenting on the results, Darren Richardson, President and Chief Executive Officer of Mad Catz, said, “The 2013 holiday quarter was pivotal for the video games industry with the launch of Xbox One and PlayStation 4 marking the turning point in the console transition. Consistent with other industry participants, sales of our legacy console products declined at a faster-than-anticipated pace following the launch. However, we successfully reduced our inventory levels of legacy console products during the holiday selling season, and we believe demand will continue for these products.”

Mr. Richardson added, “Looking forward, we expect the console launches will provide strong new catalysts for the video game market and create what we believe is an attractive long-term opportunity for Mad Catz, particularly as consumers who upgraded to the new consoles begin to turn their focus to games and related accessories.”

Summary of Key Sales Metrics

	Three Months Ended December 31,		Change	Nine Months Ended December 31,		Change
(in US$ thousands)	2013	2012		2013	2012
Net Sales by Geography
Europe	$20,983	$23,164	(9)%	$40,575	$47,930	(15)%
North America	9,877	19,060	(48)%	23,195	43,142	(46)%
APAC	2,029	2,795	(27)%	5,642	6,984	(19)%

Total	$32,889	$45,019	(27)%	$69,412	$98,056	(29)%

Sales by Platform as a % of Gross Sales
PC and Mac	40%	30%		44%	31%
Universal	34%	25%		30%	26%
Xbox 360	12%	33%		13%	31%
Playstation 3	8%	7%		8%	8%
All Others	6%	5%		5%	4%

	100%	100%		100%	100%

Sales by Product Category as a % of Gross Sales
Audio	51%	54%		46%	48%
Mice and Keyboards	25%	19%		29%	20%
Specialty Controllers	15%	13%		16%	14%
Accessories	5%	7%		6%	8%
Controllers	1%	5%		1%	6%
Games and Other	3%	2%		2%	4%

	100%	100%		100%	100%

Sales by Brand as a % of Gross Sales
Mad Catz	42%	41%		45%	45%
Tritton	46%	50%		42%	45%
Saitek	11%	8%		12%	8%
Other	1%	1%		1%	2%

	100%	100%		100%	100%

Karen McGinnis, Chief Financial Officer of Mad Catz, commented, “We continued to see general weakness in our sales during the fiscal 2014 third quarter, as demand decreased ahead of the late November launch of new gaming consoles. Sales were down across all regions and categories, although declines in Europe were less than in North America and Asia-Pacific. Gross margin during the quarter decreased to 24% due primarily to a $1.5 million write-down of raw materials related to products for legacy gaming consoles, while operating expenses during the quarter decreased 20% from prior year. Overall, we knew this would be a challenging fiscal year due to the impact of the gaming console transition, yet we remained focused on effectively managing our overall liquidity position by reducing inventory levels and expenses, and managing our accounts receivable collection efforts. We are making progress and remain confident that our business strategy, product offerings and financial position will be able to deliver improved results on the back side of the console transition and continued growth of the mobile gaming market.”

Mr. Richardson added, “We have a robust product pipeline for Xbox One and PlayStation 4 users as well as a unique mobile gaming initiative in place in our GameSmart product line-up, led by our M.O.J.O. Micro-Console for Android. Mobile is an extremely exciting opportunity for Mad Catz, and we believe that creating an entire ecosystem of products for mobile gaming, as mobile devices and games continue to expand their support of controllers and accessories, will make Mad Catz a go-to provider of mobile products as gamers continue to add mobile to their device lineup.”

Mr. Richardson concluded, “Console transitions initially create a challenging environment for us but we believe that we are pursuing the correct strategy for the future. Our focus – and our goal – is to bring to market a compelling consumer offering on a global basis. We believe that Mad Catz can succeed if we build on our strengths to pursue targeted segments within the video game industry, and leverage our strong and deep distribution footprint to deliver products with the right design and features that are central to the passionate gamer’s experience.”

The Company will host a conference call and simultaneous webcast on February 6, 2014, at 5:00 p.m. ET, which can be accessed by dialing (212) 231-2915. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “About Us/Investor Relations”) or for seven days via telephone at (800) 633-8284 (reservation #21706431) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. Mad Catz distributes its products through its online store as well as distribution via many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release are the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; availability of capital under our credit facility; commercial acceptance of new in-home gaming consoles; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments, except as may be require by applicable law. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contact:

Karen McGinnis

Chief Financial Officer

Mad Catz Interactive, Inc.

kmcginnis@madcatz.com or (619) 683-9830

Joseph Jaffoni, Norberto Aja, Jim Leahy

JCIR

mcz@jcir.com or (212) 835-8500

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands of U.S. dollars, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Net sales	$32,889	$45,019	$69,412	$98,056
Cost of sales	24,964	32,116	51,352	69,891

Gross profit	7,925	12,903	18,060	28,165

Operating expenses:
Sales and marketing	3,189	4,084	10,018	11,323
General and administrative	2,655	3,042	8,903	8,818
Research and development	1,062	1,080	3,240	3,318
Acquisition related items	(53)	320	99	1,044
Amortization of intangibles	170	233	633	698

Total operating expenses	7,023	8,759	22,893	25,201

Operating income (loss)	902	4,144	(4,833)	2,964
Other (expense) income:
Interest expense, net	(223)	(227)	(476)	(747)
Foreign currency exchange (loss) gain, net	(292)	5	(708)	11
Change in fair value of warrant liability	324	273	(10)	343
Other income	4	31	101	108

Total other (expense) income	(187)	82	(1,093)	(285)

Income (loss) before income taxes	715	4,226	(5,926)	2,679
Income tax expense	(1,281)	(1,099)	(1,250)	(1,719)

Net (loss) income	($566)	$3,127	($7,176)	$960

Net (loss) income per share:
Basic	($0.01)	$0.05	($0.11)	$0.02

Diluted	($0.01)	$0.05	($0.11)	$0.01

Weighted average common shares outstanding:
Basic	63,931,506	63,477,399	63,700,413	63,469,217

Diluted	63,931,506	64,346,093	63,700,413	64,262,884

Consolidated Balance Sheets

(in thousands of U.S. dollars)

(unaudited)

	December 31, 2013	March 31, 2013
ASSETS
Current assets:
Cash	$3,540	$2,773
Accounts receivable, net	13,227	13,884
Other receivables	2,637	1,374
Inventories	20,604	23,795
Deferred tax assets	239	257
Income tax receivable	—	344
Prepaid expenses and other current assets	2,608	2,711

Total current assets	42,855	45,138
Deferred tax assets	379	370
Other assets	436	359
Property and equipment, net	2,728	2,977
Intangible assets, net	3,131	3,679

Total assets	$49,529	$52,523

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank loan	$14,632	$8,888
Accounts payable	13,276	15,573
Accrued liabilities	6,241	6,652
Contingent consideration	1,158	1,650
Income taxes payable	423	258

Total current liabilities	35,730	33,021
Contingent consideration	1,155	2,214
Warrant liability	159	149
Deferred tax liabilities	155	152
Other long-term liabilities	34	109

Total liabilities	$37,233	$35,645

Shareholders’ equity:
Common stock	60,791	60,102
Accumulated other comprehensive loss	(1,796)	(3,701)
Accumulated deficit	(46,699)	(39,523)

Total shareholders’ equity	12,296	16,878

Total liabilities and shareholders’ equity	$49,529	$52,523

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

(unaudited)

	Nine Months Ended December 31,
	2013	2012
Operating activities:
Net (loss) income	($7,176)	$960
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,017	2,304
Amortization of deferred financing fees	26	100
Provision for deferred income taxes	12	5
Loss on disposal or sale of assets	—	7
Stock-based compensation	501	525
Contingent consideration, net of payments	(764)	431
Change in fair value of warrant liability	10	(343)
Changes in operating assets and liabilities:
Accounts receivable	789	(13,182)
Other receivables	(1,009)	(672)
Inventories	3,833	4,436
Prepaid expenses and other current assets	124	(294)
Other assets	(111)	320
Accounts payable	(1,937)	6,382
Accrued liabilities	(328)	927
Income taxes receivable/payable	612	720

Net cash (used in) provided by operating activities	(3,401)	2,626

Investing activities:
Purchases of property and equipment	(994)	(870)
Purchases of intangible assets	(80)	—

Net cash used in investing activities	(1,074)	(870)

Financing activities:
Borrowings on bank loan	57,535	65,350
Repayments on bank loan	(51,791)	(63,979)
Payment of financing costs	(40)	(100)
Payment of contingent consideration	(787)	(980)
Proceeds from exercise of stock options	188	7

Net cash provided by financing activities	5,105	298

Effects of foreign currency exchange rate changes on cash	137	3

Net increase in cash	767	2,057
Cash, beginning of period	2,773	2,474

Cash, end of period	$3,540	$4,531

Supplementary Data

EBITDA and Adjusted EBITDA Reconciliation (non-GAAP)

(in thousands of U.S. dollars)

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Net (loss) income	($566)	$3,127	($7,176)	$960
Interest expense, net	223	227	476	747
Income tax expense	1,281	1,099	1,250	1,719
Depreciation and amortization	618	749	2,043	2,404

EBITDA (loss)	1,556	5,202	(3,407)	5,830
Stock-based compensation	154	141	501	525
Change in fair value of warrant liability	(324)	(273)	10	(343)
Acquisition related items	(53)	320	99	1,044

Adjusted EBITDA (loss)	$1,333	$5,390	($2,797)	$7,056

EBITDA, a non-GAAP financial measure, represents net (loss) income before interest, taxes, and depreciation and amortization. Beginning in the second quarter of fiscal 2014, we revised our calculation of Adjusted EBITDA to exclude stock-based compensation, the gain/loss on the change in the fair value of the related warrant liability, goodwill impairment, if any, and acquisition related items. We believe that excluding these non-operating, non-cash items from EBITDA better reflects our underlying performance than the previously calculated EBITDA. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles in the United States. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.